SECURITY CAPITAL CORPORATION

BATESVILLE, MISSISSIPPI

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

March 11, 2011

Dear Shareholder:

Enclosed you will find a Notice of the Annual Shareholders Meeting for 2011, a Five Year Summary of Financial Data and a Request Form for an Annual Report and Proxy Statement.

In a continuing effort to improve earnings, the Board of Directors has adopted the new proxy access rules as set by the Securities and Exchange Commission and, therefore, lowering the costs related to printing and mailing proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 21, 2011.

•
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

•	The Proxy Statement and the 2010 Annual Report are available at www.firstsecuritybk.com/AnnualReport. Your password to access the reports is:

2011PROXY

•
If you want to receive a paper copy or an e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed on the enclosed Request for an Annual Report and Proxy Statement on or before April 6, 2011 to facilitate timely delivery.  A self-addressed, stamped envelope is enclosed for your convenience.

The Annual Shareholders Meeting is to be held on Thursday, April 21, 2011, at 10:00 A.M. at the Home Office of First Security Bank, Batesville, Mississippi.

Your 2011 Proxy will be mailed on April 6.  I urge you to complete the Proxy promptly on receiving it and return it in the enclosed self-addressed postage paid envelope that will be provided, even if you plan to attend the meeting.

This institution is grateful for the loyalty and support of you, our friends and shareholders.  We look forward to seeing you at the Annual Meeting.

                                Sincerely yours,

                                Security Capital Corporation

                                Frank West
                                President and CEO

Table of Contents

NOTICE OF ANNUAL SHAREHOLDERS' MEETING

PROXY STATEMENT

SOLICITATION BY BOARD OF DIRECTORS OF SECURITY CAPITAL CORPORATION	1

PROPOSAL NO.1 - ELECTION OF DIRECTORS (ITEM 1) ON PROXY CARD	3

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND FEES	16

COMMITTEES OF THE BOARD OF DIRECTORS	16

REPORT OF THE AUDIT COMMITTEE	17

OTHER MATTERS	17

PROPOSALS FOR 2012 ANNUAL MEETING	17

SECURITY CAPITAL CORPORATION

POST OFFICE BOX 690

BATESVILLE, MISSISSIPPI 38606

March 11, 2011

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

To the Shareholders of
Security Capital Corporation
Batesville, Mississippi 38606

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors and in compliance with the Bylaws, the regular annual meeting of shareholders of the Security Capital Corporation (the ‘Company’), Batesville, Mississippi, will be held at the Home Office of First Security Bank, Batesville, Mississippi, on Thursday, April 21, 2011, at 10:00 A.M. for the purpose of considering and voting on the following proposals:

1.
ELECTION OF DIRECTORS: The election of three (3) persons listed in the Proxy Statement dated March 11, 2011, accompanying this notice, as members of the Board of Directors for a term of three years expiring 2014.

2.
ADVISORY VOTE ON COMPENSATION: Advisory (non-binding) proposal to approve compensation of the named executive officers as set forth under the heading “Compensation of Directors and Executive Officers.”

3.
FREQUENCY OF ADVISORY VOTE: Resolution with regard to whether the non-binding shareholder votes to approve the compensation of the named executive officers of the Company will occur every 1, 2, or 3 years.

4.	Whatever other business may be properly brought before the meeting or any adjournment thereof.

Whether or not you contemplate attending the meeting, it is requested that you complete and return your Proxy as soon as possible.  Proxies will be mailed on April 6, 2011.  If you attend the meeting, you may withdraw your Proxy and vote in person.

Only those shareholders of record at the close of business on March 11, 2011, shall be entitled to notice of and to vote at this meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Frank West
President and CEO

Dated and available at
Batesville, Mississippi
On or about March 11, 2011

SECURITY CAPITAL CORPORATION

POST OFFICE BOX 690

BATESVILLE, MISSISSIPPI 38606

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

APRIL 21, 2011

SOLICITATION BY BOARD OF DIRECTORS OF

SECURITY CAPITAL CORPORATION

This statement is furnished to the shareholders of Security Capital Corporation (the ‘Company’) in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders to be held at the Home Office of First Security Bank, Batesville, Mississippi, on Thursday, April 21, 2011, at 10:00 A.M., local time or any adjournment (s) thereof, for the matters set out in the foregoing notice of Annual Shareholders’ Meeting.  The approximate date on which this Proxy Statement and form of proxy are first being available to shareholders is March 11, 2011.

Only those shareholders of record on the books of the Company at the close of business on March 11, 2011 (the ‘Record Date’) are entitled to notice of and to vote at the meeting.  On March 11, 2011, the Company had outstanding of record 2,883,159 shares of Common Stock.  Each share is entitled to one (1) vote.  In the election of Directors, each shareholder has cumulative voting rights, so that a shareholder may vote the number of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected and allocate the resulting votes to one or any number of candidates.  For example, if the number of Directors to be elected is three (3), a shareholder owning ten (10) shares may cast ten (10) votes for each of the three (3) nominees, or cast thirty (30) votes for any one (1) nominee or allocate the thirty (30) votes among several nominees.

The cost of soliciting proxies from shareholders will be borne by the Company.  The initial solicitation will be by mail. Thereafter, proxies may be solicited by Directors, officers and regular employees of the Company, by means of telephone, e-mail or personal contact, but without additional compensation therefore.  The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

Any shareholder giving a Proxy has the right to revoke it at anytime before it is exercised.  A shareholder may revoke his Proxy (1) by personally appearing at the Annual Meeting, (2) by written notification to the Company which is received prior to the exercise of the Proxy or (3) by a subsequent Proxy executed by the person executing the prior Proxy and presented at the Annual Meeting.  All properly executed Proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors, and, if the shareholder does not direct to the contrary, the shares will be voted ‘For’ each of the proposals described below.

The presence at the Annual Meeting, in person or by Proxy, of a majority of the shares of Common Stock outstanding on March 11, 2011, and entitled to vote, will constitute a quorum.  Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting.  Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

The 2010 Annual Report to shareholders of the Company is available on the website, www.firstsecuritybk.com, or by request for the information of the shareholders.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

The Board of Directors of the Company is divided into three (3) classes - Class I, Class II, and Class III.  Each class consists of three Directors.  The term of Class III Directors expires at the 2011 Annual Meeting.  The term of Class I Directors expires at the 2012 Annual Meeting.  The term of the Class II Directors expires at the 2013 Annual Meeting.

The Nominating Committee of the Board of Directors has nominated Laney Funderburk, Joe Brown, and George C. Carlson for election as Class III Directors to serve until the 2014 Annual Meeting.  Nominee Laney Funderburk and Nominee Joe Brown are currently serving as Class III Directors.  George C. Carlson, a new nominee, is a lifelong resident of Panola County and is currently a Batesville resident.  His career has included practicing law for 10 years, serving as a trial judge for 19 years and serving as an appellate judge for more than 9 years.  He is a second generation stockholder in the Company.  His father, Dr. George C. Carlson, was a charter member when the bank subsidiary, First Security Bank, was chartered in 1952.

Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the three nominees for Class III Director listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion.  Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should prior to the Annual Meeting decline or become unable to serve as a Director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.  During 2010, the Company’s Board of Directors had twenty (20) regular meetings.  No director attended less than 75% of the total number of meetings of the Board of Directors or committees upon which he served.

Pursuant to Mississippi law and the Company’s Bylaws, directors are elected by a plurality of the votes cast in the election of Directors.  A “plurality” means that the individuals with the largest number of favorable votes are elected as Director up to the maximum number of Directors to be chosen at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL THE NOMINEES.

PROPOSAL NO. 2 – ADVISORY VOTE ON COMPENSATION OF EXECUTIVE     OFFICERS (ITEM 2 ON PROXY CARD)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and regulations promulgated thereunder require us to conduct a separate shareholder vote to approve the compensation of named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the compensation discussion and analysis, the compensation tables, and any related material).  The Dodd-Frank Act further provides that this shareholder vote shall not be binding on the issuer or board of directors of an issuer, and may not be construed: 1) as overruling a decision by such board of directors; 2) to create or imply any change to the fiduciary duties of such issuer or board of directors; or 3) to create or imply any additional fiduciary duties for such issuer or board of directors.  On January 25, 2011, the Securities and Exchange Commission adopted final rules implementing this requirement of the Dodd-Frank Act.

 The above-referenced provisions give you as a shareholder the right to endorse or not endorse our executive compensation through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers of the Company as set forth under the heading ‘COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS’ in the 2011 Proxy Statement, including the compensation discussion and analysis, the compensation tables and any related material.”

 Because your vote is advisory, it will not be binding on the Company or the Board. However, the Compensation Committee will take into account the voting results when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE RESOLUTION.

PROPOSAL NO. 3 – ADVISORY VOTE ON FREQUENCY OF NON-BINDING SHARE-HOLDER VOTE TO APPROVE COMPENSATION OF EXECUTIVE OFFICERS (ITEM 2 ON PROXY CARD)

As discussed above, the Dodd-Frank Act and regulations promulgated thereunder require us to conduct a separate shareholder vote to approve the compensation of named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the compensation discussion and analysis, the compensation tables, and any related material).  The Dodd-Frank Act further provides that this shareholder vote shall occur every 1, 2, or 3 years.  Shareholders are entitled to cast an advisory (non-binding) vote to reflect the desired frequency of such vote as being every 1, 2, or 3 years.  On January 25, 2011, the Securities and Exchange Commission adopted final rules implementing this requirement of the Dodd-Frank Act.

 The above-referenced provisions give you as a shareholder the right to vote on the frequency of future non-binding shareholder votes to approve executive compensation.

 The proxy card attached to this Proxy Statement includes four choices with regard to the desired frequency of the shareholder vote to approve executive compensation:  The proxy card provides you with the ability to vote for one of the following: 1 year; 2 years; 3 years; or Abstain.  As discussed below, it is the Board’s recommendation regarding the frequency of the vote that it be held once every three (3) years.  However, you are not being asked to approve or disapprove the Board’s recommendation.

Because your vote is advisory, it will not be binding on the Company or the Board. However, the Nominating and Corporate Governance Committee will take into account the voting results when scheduling future shareholder votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR HOLDING THE REQUIRED NON-BINDING SHAREHOLDER VOTE TO APPROVE EXECUTIVE COMPENSATION ONCE EVERY 3 YEARS.

INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the nominees and the other directors and executive officers of the Company.  The principal occupation of each person has been the same for the last five years, unless otherwise indicated in a footnote.  The directors serve for staggered three-year terms.  The officers of both Security Capital Corporation and First Security Bank are all elected for terms of one year.  The Board of First Security Bank by resolution designated Larry Pratt as chairman on January 21, 1999.  Mr. Pratt has served on the Board of First Security bank since 1970.  On January 21, 1999, the Board of First Security Bank designated Frank West as President; and on January 1, 2002, the Board appointed Mr. West as Chief Executive Officer of First Security Bank.

	Positions Currently
	Held with the		Principal
Name and Age	Corporation and Bank	Since	Occupation

Larry J. Pratt	Chairman of the Corporation	1999	Banker
Age 71	Director of the Corporation	1983
	Chairman of the Bank	1999
	Director of the Bank	1970

Joe M. Brown	Director of the Corporation*	1983	Justice Court Judge
Age 74	Director of the Bank*	1977

Frank West	Director of the Corporation	1999	Banker
Age 59	Director of the Bank	1999
	President of the Corporation	1999
	President of the Bank	1999
	CEO of the Corporation	2002
	CEO of the Bank	2002

Will Hays	Director of the Corporation*	2000	Retired Farmer
Age 71	Director of the Bank*	2000

Tony Jones	Director of the Corporation*	2003	Real Estate Broker
Age 58	Director of the Bank*	2003	and Developer

Laney Funderburk	Director of the Corporation*	2005	Real Estate Developer
Age 65	Director of the Bank*	2005

Ken Murphree	Director of the Corporation*	2007	Consultant, Realtor &
Age 64	Director of the Bank*	2007	County Official (1)

	Positions Currently
	Held with the		Principal
Name and Age	Corporation and Bank	Since	Occupation

John Mothershed	Director of the Corporation*	2009	Retired Merchant (2)
Age 82	Director of the Bank*

John L. King, Jr.	Director of the Corporation*	2010	Corporate Officer (3)
Age 69	Director of the Bank*	2010

William R. Fleming	Vice-President of the Corporation	1999	Banker
Age 62	Executive Vice-President &	2002
	Senior Trust Officer of the Bank

Connie Hawkins	Secretary/Treasuer of the	1999	Banker
Age 58	Corporation
	Executive Vice-President, CFO &	2002
	Cashier of the Bank

Jeff Herron	Executive Vice-President &	2005	Banker
Age 57	Loan Administrator

Dwayne Myers	Executive Vice-President &	2008	Banker (4)
Age 51	Senior Loan Administrator

*Independent Director

(1)
Mr. Murphree served numerous years in Desoto County and Tunica County as county administrator.  He retired in 2005 from public service.  In 2010, he was designated to serve temporarily as a county official in Tunica County.

(2)
Mr. Mothershed served as a Director of the Corporation and the Bank for 33 years, retiring in 2005.   Mr. Mothershed served on loan committees of the Bank after his retirement.  In 2010, Mr. Mothershed was appointed to complete the unexpired term of Steve Ballard.

(3)	Mr. King has a career in the tire industry and continues to serve as an officer and employee of the corporation.

(4)
Mr. Myers was engaged in 2008 to serve as Executive Vice-President and Loan Administrator.  In 2009, he was designated as Senior Loan Administrator.  Prior to his employment, he served other financial institutions in lending.

Seven (7) of the Company’s directors, constituting a majority, are independent.  No family relationship exists between any directors, executive officers, or persons nominated to become director of the Company.

It is the Company’s policy that members of the Board of Directors attend the annual meeting of shareholders.  At the 2010 annual meeting, nine (9) directors of the Company were in attendance.

DIRECTOR QUALIFICATIONS

Name                                Qualifications

Larry Pratt
Banking experience in lending, asset/liability management, investments, policies and procedures, etc; experienced bank director; knowledge of institution, community, current banking laws and regulations and current economic pressures in the banking industry.

Joe M. Brown	Knowledge of insurance industry; experienced bank director; knowledge of institution, community, current banking laws and regulations and current economic pressures in the banking industry.

Frank West
Banking experience in lending, asset/liability management, investments, policies and procedures, etc; experienced bank director; knowledge of institution, community, current banking laws and regulations, and current economic pressures in the banking industry.

Will Hays
Experienced in agricultural industry; community involvement; experienced bank director; knowledge of institution, community, current banking laws and regulations, and current economic pressures in the banking industry.

Tony Jones
Knowledge of real estate markets; leadership in the real estate industry; experienced bank director; knowledge of institution, community, current banking laws and regulations, and current economic pressures in the banking industry.

Laney Funderburk
Knowledge of real estate markets; leadership in community; experienced bank director; knowledge of institution, community, current banking laws and regulations, and current economic pressures in the banking industry.

Ken Murphree
Experience in and knowledge of local government; experienced bank director; knowledge of institution, community, current banking laws and regulations, and current economic pressures in the banking industry.

John Mothershed
Retail experience; extensive experience on bank committees; experienced bank director; knowledge of institution, community, current banking laws and regulations, and current economic pressures in the banking industry.

John L. King, Jr.	Extensive experience in business; knowledge of banking communities; leadership in community; long-standing relationship as a customer and shareholder of the institution.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Holders of Common Stock

As of December 31, 2010, Security Capital Corporation had one shareholder that was the beneficial owner of more than 5% of the Common Stock of Security Capital Corporation and is listed below:

	Number of Shares/
	Nature of Beneficial
Name and Address of Beneficial Owner	Ownership (1)	Percentage

First Security Bank Employee Stock	205,887	7.14%
Ownership Plan
First Security Bank Trust Department
P. O. Box 690
Batesville, Mississippi 38606

(1) Constitutes sole ownership.

The following table sets forth as of December 31, 2010 the number and percentage of Common Stock beneficially owned by each director of Security Capital Corporation and by all of the Corporation’s directors and executive officers as a group.  Unless indicated otherwise in a footnote, the directors and the executive officers possess sole voting and investment power with respect to all shares shown.

		Number of
		Shares
		Beneficially
Name of Beneficial Owner		Owned	Percentage

Larry J. Pratt	(1)	36,308	1.26%

Joe M. Brown	(2)	12,729	*

Frank West	(3)	35,560	1.23%

Will Hays		9,184	*

Tony Jones	(4)	3,063	*

Laney Funderburk	(5)	4,087	*

Ken Murphree	(6)	2,379	*

John Mothershed	(7)	35,591	1.23%

John L. King, Jr.		35,841	1.24%

William R. Fleming	(8)	14,582	*

Connie Hawkins	(9)	12,035	*

Jeff Herron	(10)	6,826	*

Dwayne Myers	(11)	1,077	*

(1)	Includes 970 shares held in his personal retirement account.

(2)	Includes 8,861 shares owned jointly with his spouse.

(3)	Includes 136 shares held jointly with his spouse, 4,030 shares held by Mr. West's spouse's retirement account and 358 shares owned by his dependent children and 28,960 shares held by his personal retirement accounts.

(4)	Includes 2,760 shares held jointly with his spouse and 5 shares held by a grandchild under his custodianship.

(5)	Includes 4,045 shares held jointly with his spouse.

(6)	Includes 10 shares held jointly with his spouse, 2,170 shares held in his personal retirement account and
157 shares held in his spouse's retirement account.

(7)	Includes 7,003 shares held in his spouse's retirement account and 28,474 shares held in custodial accounts.

(8)	Includes 50 shares held jointly with his spouse, 8.964 shares held in a custodial account and 309 shares held in his personal retirement accounts.

(9)	Includes 1,335 shares held by her spouse's retirement plan and 9,015 shares held in her personal retirement accounts.

(10)	Includes 173 shares held jointly with his spouse and 6,653 shares held in his personal retirement accounts.

(11)	Includes 927 shares held by his retirement accounts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock.  Executive officers and directors are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.  To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to the Company’s executive officers and directors were complied with.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has the responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.  The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive.  Generally, the types of compensation and benefits provided to the named executive officers, including the actively-employed name executive officers, are similar to those provided to other executive officers of bank holding companies of similar asset sizes, performance, growth, and demographics in relation to the Company.

Throughout this proxy statement, the individuals who serve as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2010, as well as the other individuals included in the Summary Compensation Table on a subsequent page, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns the interests of the executive officers with the Company’s overall business strategy, values and management initiatives.  These policies are intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals.  The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.  To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers should be designed to include compensation elements that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

As discussed, below, the Chief Executive Officer, working with the Company’s Human Resources Officer, conducts an annual review of the salary of the Company’s executive officers (other than the Chairman of the Board and the Chief Executive Officer whose performance is reviewed by the Committee).  The Chief Executive Officer makes recommendations regarding salary and bonus for the executive officers.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.  Based upon the subjective assessment of the nature of the position as well as the contributions, experience and company tenure of the executive officer, adjustments in base salary for the executive officers are made by the Compensation Committee.  Additionally, the Company reviews the current compensation practices of financial institutions of similar asset size to insure that its compensation practices, policies and programs are competitive or at the least median of these institutions.  Usage of comparative compensation data from the market areas and its peer groups allows the Company to retain talented executive officers who contribute to the Company’s overall and long-term success.

Compensation Policies and Practices as They Relate to Risk Management

As participants in the TARP Community Development Capital Initiative (the “CDCI”) administered by the United States Department of the Treasury, the Company is subject to the executive compensation requirements of the Emergency Economic Stabilization Act of 2008 (“EESA”) and as amended by the American Recovery and Reinvestment Act of 2010 (“ARRA”).  In compliance therewith the Compensation Committee of the Board of Directors of the Company meets at least semi-annually to discuss and evaluate employee compensation plans in light of its assessment of risk posed to the Company from such plans and to ensure compliance with executive compensation rules and regulations implemented under EESA and ARRA.  The Compensation Committee met twice in 2010 to review the Company’s compensation plans and determined that the Company had no compensation plans that would encourage manipulation of reported earnings to enhance compensation or encourage unnecessary or excessive risk-taking.  The Compensation Committee has determined that there are no compensation policies or procedures that are likely to have a material adverse effect on the Company.

Capital Purchase Program and Community Development Capital Initiative – Effect on Executive Compensation

In June, 2010 the Company entered into a transaction with the Department of the Treasury under the TARP Capital Purchase Program (“CPP”).  On September 29, 2010, the Company closed a transaction whereby the Treasury exchanged its 17,910 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series UST and Series UST/W issued under CPP for 17,910 shares of a new series of preferred stock designated Fixed Rate Cumulative Perpetual Preferred Stock, Series CD (the “CDCI Preferred Shares”) issued under the CDCI.  In order to participate in the CPP and the CDCI, the Company was required to adopt the Treasury standards for executive compensation and corporate governance for the period during which the Treasury holds equity in the Company issued under the CPP or the CDCI.  The Company must meet certain standards, including: (1) ensuring that incentive compensation for certain senior executives does not encourage unnecessary and excessive risks that threaten the value of the Company; (2) requiring a return to the Company of any bonus or incentive compensation paid to certain senior executives based on financial statements or other performance metric criteria that are later proven to be materially inaccurate; (3) prohibiting the Company from making certain excess payments to certain senior executives made on account of involuntary separations from service or in connection with a bankruptcy, insolvency or receivership of the Company; and (4) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each applicable senior executive.  These standards could change based on subsequent guidance issued by the Treasury or the Internal Revenue Service. Both prior to its participation in the CPP and the CDCI, and for so long as the Treasury continues to hold equity interests in the Company issued under the CPP or the CDCI, the Company will monitor its compensation arrangements and modify such compensation arrangements, agree to limit and limit its compensation deductions, and take such other actions as may be necessary to comply with the standards discussed above, as they may be modified from time to time. The Company does not anticipate that any material changes to its existing executive compensation structure will be required to comply with the executive compensation standards included under TARP.

Effect of American Recovery and Reinvestment Act of 2009

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”).  ARRA contains expansive new restrictions on executive compensation for financial institutions and other companies participating in the TARP programs (including the CPP and the CDCI.)  These restrictions, which have been implemented by regulations found at 31 CFR Part 30, apply to us.

ARRA prohibits bonus and similar payments to top employees. ARRA prohibits the payment of any “bonus, retention award, or incentive compensation” (as defined in ARRA) to the Chief Executive Officer of the Company for as long as any TARP-related obligations are outstanding. The prohibition does not apply to bonuses payable pursuant to certain “employment agreements” in effect prior to February 11, 2009. “Long-term restricted stock” is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CPP-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met.

ARRA prohibits any payment to the Chief Executive Officer and the four other highest paid executive officers of the Company and any of the next five most highly compensated employees due to a change in control or termination of employment for any reason for as long as any TARP-related obligations remain outstanding.

Under ARRA TARP-participating companies are required to recover any bonus or other incentive payment paid to the Chief Executive Officer and the four other highest paid executive officers of the Company or to the next 20 most highly compensated employees if paid on the basis of materially inaccurate financial or other performance criteria.

ARRA prohibits TARP participants from implementing any compensation plan that would encourage manipulation of the reported earnings of the Company in order to enhance the compensation of any of its employees.

ARRA requires the Chief Executive Officer and the Chief Financial Officer of any publicly-traded TARP-participating company to provide a written certification of compliance with the executive compensation restrictions in ARRA in the company’s annual filings with the SEC beginning in 2010.

ARRA requires each TARP-participating company to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.

ARRA directs the Treasury to review bonuses, retention awards, and other compensation paid to the Chief Executive Officer and the four other highest paid executive officers of the Company and the next 20 most highly compensated employees of each company receiving TARP assistance before ARRA was enacted, and to “seek to negotiate” with the TARP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with TARP or otherwise in conflict with the public interest.

The Compensation Committee will consider these new limits on executive compensation and determine how they impact the Company’s executive compensation program.

2010 Executive Compensation Components

Historically, and for the fiscal year ended December 31, 2010, the principal components of compensation for named executive officers were:

•	base salary;

•	performance-based bonus compensation;

•	retirement benefits; and

•	perquisites and other personal benefits.

Base Salary

Base Salary of Executive Officers (excluding the Chairman of the Board and the Chief Executive Officer). The Company provides named officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Salaries paid to executive officers (other than the Chairman and Chief Executive Officer)  are reviewed annually by the Chief Executive of the Company and the Human Resources Officer.  Based upon the subjective assessment of the nature of the position as well as the contributions, experience and company tenure of the executive officer, the Chief Executive Officer then makes suggestions as to adjustments in base salary for practices of financial institutions of similar asset size to insure that its compensation practices, policies and programs are competitive or at the lest median of these institutions.  Usage of comparative compensation data from the market areas and its peer groups allows the Company to retain talented executive officers who contribute to the Company’s overall and long-term success.

Base Salary of Chairman of the Board and Chief Executive Officer.  During its review of base salaries for the Chairman of the Board and the Chief Executive Officer, the Committee primarily considers individual performance of the executive, overall performance of the Company, in addition to publicly disclosed compensation of chief executive officers of other bank hold companies of similar asset size, performance, growth and demographics.

Performance-Based Bonus Compensation

Annual Bonus of Executive Officers (excluding the Chairman of the Board and the Chief Executive Officer): Each fiscal year, the Chief Executive Officer, working with the Director of Human Resources and other Company executives, develops a Companywide bonus proposal.  The size of the bonus proposal is based upon a subjective assessment of overall Company and departmental performance as compared to budgeted and prior year performance, and the extent to which the Company achieved its overall financial performance goals and return on stockholders’ equity.  The bonus proposal, containing the individual bonus recommendations for the executive officers, is then presented to the Board of Directors of the Company for modifications and approval.  The annual bonus is paid before year end.

Annual Bonus of Chairman of the Board and Chief Executive Officer.  Bonus proposals regarding the chairman and Chief Executive Officer, if any, are made by the Committee based on the same basic criteria applied to other executive officers.

Each year, the annual bonus is paid before year end.  Bonus awards made to named executive officers are reflected in the Bonus column of the Summary Compensation Table on a subsequent page.

401(k) Plan and Employee Stock Ownership Plan

The Bank has a 401(k) plan which provides for certain salary deferrals, covering substantially all full-time employees of the Company and subsidiaries.  The Company matches employee 401(k) contributions equal to 60% of an employee’s first 5% of salary deferral.  Contributions to the ESOP portion of the plan are at the discretion of the Board of Directors.  These discretionary contributions are invested in the Company’s common stock.

Each participant’s account is credited with the participant’s contributions and matching amounts contributed by the Company on behalf of the participant.  Discretionary amounts contributed by the Company are allocated based on the participant’s annual compensation.  Investment earnings on participant directed accounts are allocated based on each participant’s account earnings.  Other investment earnings are allocated based on the balance of the participant’s account.

The matching contributions to the 401(k) portion of the plan and the discretionary contributions to the ESOP portion of the plan became 100% vested after 7 years of credited service.  The participants are always 100% vested in the participant’s contributions.  Forfeited nonvested accounts may be used to reduce future employer contributions or to allocate to other participants.

Upon termination of service, a participant may elect to receive either a lump-sum amount, periodic installments for a period not to exceed ten years, or a combination thereof.

The Company matching 401(k) contributions are included in item (1) and allocations of ESOP discretionary contributions are included in item (2) in the All Other Compensation column of the Summary Compensation Table on a subsequent page.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to name executive officers.

The named executive officers are provided an automobile allowance and country club membership dues.  Compensation attributed to the automobile allowance is included in item (3) of the Other column in the Summary Compensation Table on a subsequent page of this report.  Compensation, attribution to country club membership and accounting and consulting fees, is included in item (4) and item (5), respectively, or the Other column in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

The Company has not entered into any Change of Control Agreements with directors or executive officers.

Director Compensation

The Committee determines the amount of Director’s compensation on an annual basis.  The Committee uses available data from peer banks in determining the amount of compensation to pay.  The Committee also considers the role of directors, the expected number of meetings that will occur and any other additional duties of circumstances that may require additional attention by directors or impose additional responsibilities.

Non-officer Directors were subject to a possible annual compensation of $24,700 in 2010 based on the number of Board meetings attended during the year.  Directors who are members of Board committees receive a payment for each committee meeting attended.

Information related to the 2010 compensation of directors is included in the Director Compensation Table on a subsequent page.  Committee and board meeting fees paid to executive board members are included in column (1) of the Directors Compensation Table.

Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1 million paid to a chief executive officer or any of the four most highly compensated officers generally cannot be deducted.  The committee has determined the Company’s compensation practices and policies are not currently affected by this limitation.

Compensation Committee Interlocks and Insider Participation

There are no relationships that would create a compensation committee interlock as defined under applicable SEC regulations.

COMPENSATION COMMITTEE REPORT

Annual Compensation Disclosure and Compensation Committee Certification

The Company does not encourage the Senior Executive Officer (“SEO”) to take unnecessary and excessive risks that threaten the value of the institution, does not encourage behavior focused on short-term results rather than long-term value creation, and does not encourage the manipulation of reported earnings to enhance the compensation of any employee.  There are no existing employee compensation plans.

The compensation committee certifies that: (1) It has reviewed with senior risk officers the senior executive officer (SEO) compensation plans, if existing, and has made all reasonable efforts to ensure that these plans, if existing, do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Security Capital Corporation.; (2) It has reviewed with senior risk officers the employee compensation plans, if existing, and has made all reasonable efforts to limit any unnecessary risks these plans, if existing, pose to Security Capital Corporation; and (3) It has reviewed the employee compensation plans, if existing, to eliminate any features of these plans, if existing, that would encourage the manipulation of reported earnings of Security Capital Corporation to enhance the compensation of any employee.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

John L. King, Jr.                                           Laney Funderburk                                           Tony Jones

Joe Brown                                                    Will Hays                                                           Ken Murphree

                      John Mothershed

The Board of Directors has determined that the members of the Compensation Committee are independent.

SUMMARY COMPENSATION TABLE

The following table shows the compensation for 2010 for the Chief Executive Officer of the Company and the other Executive Officers of the Company and the bank whose cash compensation exceeded $100,000.  There have been no stock awards or option awards to any Executive Officers or Directors of the Company.

Name and Principal Position	Year	Salary	Bonus	Other		Total

Larry Pratt	2008	$30,000	$-	$648	(1)	$35,733
Chairman				1,259	(2)
				2,400	(3)
				1,426	(4)
				-	(5)

	2009	30,000	-	648	(1)	35,240
				1,306	(2)
				2,400	(3)
				886	(4)
				-	(5)

	2010	30,000	-	-	(1)	34,883
				1,763	(2)
				2,400	(3)
				720	(4)
				-	(5)

Frank West	2008	$230,000	$25,000	$11,500	(1)	$279,554
President & CEO				8,940	(2)
				2,688	(3)
				1,426	(4)
				-	(5)

	2009	230,000	-	11,625	(1)	255,409
				9,520	(2)
				2,688	(3)
				1,576	(4)
				-	(5)

	2010	234,600	-	6,600	(1)	258,343
				13,015	(2)
				2,688	(3)
				1,440	(4)
				-	(5)

William R. Fleming	2008	136,000	6,750	7,472	(1)	157,231
EVP & Senior Trust Officer				5,809	(2)
				1,200	(3)
				-	(4)
				-	(5)

	2009	136,000	6,750	7,198	(1)	156,949
				5,801	(2)
				1,200	(3)
				-	(4)
				-	(5)

	2010	138,720	12,500	4,573	(1)	165,289
				8,296	(2)
				1,200	(3)
				-	(4)
				-	(5)

Connie Hawkins	2008	135,000	6,750	7,197	(1)	157,699
EVP, CFO & Cashier				5,752	(2)
				-	(3)
				-	(4)
				3,000	(5)

	2009	135,000	6,750	6,989	(1)	157,661
				5,922	(2)
				-	(3)
				-	(4)
				3,000	(5)

	2010	137,720	12,500	4,586	(1)	166,125
				8,319	(2)
				-	(3)
				-	(4)
				3,000	(5)

Jeff Herron	2008	$136,000	$6,000	$7,448	(1)	$156,438
EVP & Loan Administrator				5,790	(2)
				1,200	(3)
				-	(4)
				-	(5)

	2009	136,000	6,000	7,448	(1)	156,651
				6,003	(2)
				1,200	(3)
				-	(4)
				-	(5)

	2010	138,720	6,000	4,458	(1)	158,465
				8,087	(2)
				1,200	(3)
				-	(4)
				-	(5)

Dwayne Myers	2009	135,500	25,000	-	(1)	163,888
EVP & Senior Loan Administrator				-	(2)
				1,588	(3)
				1,800	(4)
				-	(5)

	2010	145,000	25,000	4,534	(1)	187,508
				9,586	(2)
				1,588	(3)
				1,800	(4)
				-	(5)

(1)	Company Contribution to 401k plan

(2)	ESOP Allocations

(3)	Automobile Allowance

(4)	Country Club Membership Dues

(5)	Other Fees including Accounting and Consulting

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The Company does not use employment contracts for executives and does not have any contractual obligations for potential post employment severance payments.

DIRECTOR COMPENSATION TABLE

During 2010, each Director of Security Capital Corporation received $350.00 for each Board meeting and $500 for each Audit Committee meeting that was attended.  Normally, five scheduled meeting are held each month and one scheduled meeting per quarter is held.  Of the five scheduled monthly meetings, three are Loan Committee Meetings which are attended, respectively, by the members of the Desoto Loan Committee, the Tunica Loan Committee and the Batesville Loan Committee.  The Trust Committee meeting and the Director’s Meeting complete the monthly meetings.  The quarterly meeting is the Audit Committee Meeting.  Special meetings are called as needed and the directors are reimbursed at a monthly cap of $1,050.00 (excluding fees for Audit Committee Meetings.)  Based on the fee structure, a director not attending a maximum of three (3) meetings during the month would be paid by the number of meetings attended.  In addition, each director that was active at year-end received an annual fee of $5,000.00 from First Security bank, $5,000.00 from Security Capital Corporation and $100.00 from Batesville Security Building Corporation.  The total possible fee is contingent on the number of committees on which a director serves.

The following table shows information related to cash and other compensation paid to directors during 2010.

	Fees	Other
Name	Earned	Compensation	Total

Larry Pratt	$22,700	$-	$22,700

Joe M. Brown	24,700	-	24,700

Will Hays	24,700	-	24,700

John Mothershed	22,700	-	22,700

John L. King, Jr.	15,751	-	15,751

Frank West	24,700	-	24,700

Tony Jones	22,000	-	22,000

Laney Funderburk	22,700	-	22,700

Ken Murphree	24,200	-	24,200

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Capital Corporation has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and their associates.  These transactions have been on substantially the same terms – including interest rates, collateral requirements, and repayment terms on extensions of credit – as those prevailing or required for an outside customer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FEES

T.E. Lott & Company was the independent registered public accounting firm for the Company during the most recently completed fiscal year and will serve as the independent auditors for the Company during the current fiscal year.  Representatives of this firm will be present at the Annual Meeting and have an opportunity to make statements if they so desire and are expected to be available to respond to appropriate questions.

The following is a summary of fees related to services performed for the Company by T.E. Lott and Company for the two years ended December 31, 2010:

	2010	2009
Audit fees

Integrated audit of the consoldiated financial statements
and internal control over financial staetment reporting,
and reviews of the Company's quarterly reports on Form 10-Q.	$108,345	$90,790

Audit related fees	-	-

Tax services
Preparation of federal and state tax returns	4,908	-
Tax consultations	325	325
Total tax services	5,233	325

All other fees	1,122	1,110

Total	$114,700	$92,225

The Audit Committee has adopted pre-approval policies and procedures which are available on the company’s website, www.firstsecuritybk.com.  All of the fees set forth above were pre-approved by the Audit Committee.  The Audit Committee has considered whether any provision of non-audit services is compatible with maintaining the principal auditor’s independence.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a standing Audit Committee of its Board of Directors which met four (4) times during 2010.  The members appointed to serve on the 2010 Audit Committee are Joe Brown, Will Hays, and Ken Murphree.  Will Hays was designated as acting chairman upon the vacancy created by the untimely death of Chairman Steve Ballard in late 2008.

Each of the members of the Audit Committee is identified as independent directors.  The Company’s Board of Directors at this time has not identified an “an audit committee financial expert” as that term is defined in pertinent Securities and Exchange Commission regulations, because currently no member of the Board of Directors meets the criteria set forth in these regulations.  The Audit Committee reviews audit plans, examination results of both independent and internal auditors and makes recommendations to the Board of Directors concerning independent auditors.

For 2010, the Company’s Compensation Committee was comprised of Will Hays, Tony Jones, Ken Murphree, Laney Funderburk, John L. King, Jr., Joe Brown, and John Mothershed which reviewed and approved all officers’ salaries and compensation as needed.  The agenda for the 2010 Board of Directors meeting includes the appointment of members to the Compensation Committee.

The Nominating Committee members for 2010 were designated as John L. King, Jr., Tony Jones, Ken Murphree, Joe Brown, Will Hays, Laney Funderburk, and John Mothershed.  The Nomination Committee is composed of independent directors and does not have a charter.  The Company’s Bylaws are silent as to nominations to the Board of Directors, other than those made by or at the direction of the Board of Directors.  The Nominating Committee does not have a specific policy to consider Board diversity; however, the Committee seeks well-qualified nominees, and believes its Board represents a wide variety of backgrounds.  The Nominating Committee does not accept nominations directly from shareholders.

BOARD STRUCTURE

The Board of Directors of the Company is made up of nine individuals, two of whom are insiders as executives of the Company.  The seven outside directors have a wide variety of business experience and bring that experience to bear in fulfilling their duties as directors of the Company.  The Chairman and Chief Executive Officer positions are held separately.  The Board does not name a lead independent director but all independent directors have an equal voice in the business of the Company.

The Board of Directors has the primary responsibility of overseeing the Company’s risk management processes, including reviewing policies and procedures to identify any significant risks or exposures and determining the steps to take to monitor and minimize those risks.  The Audit Committee is responsible for oversight of financial reporting risks, while the Compensation Committee is responsible for oversight of compensation-related risks.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

With respect to fiscal year 2010, the Audit Committee has reviewed and discussed the audited financial statements with management.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, “Communication with Audit Committees.”  The Audit Committee received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3520, Independent Discussions with Audit Committees, and has discussed with the independent auditors the auditor’s independence.

The Audit Committee has discussed with the Company’s management and independent auditors the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

Based on the review and discussion referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended  December 31, 2010 for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent.

The Board of Directors adopted a written charter for the Audit Committee and is available on the company’s website, www.firstsecuritybk.com.

Submitted by the Audit Committee of the Board of Directors:

Joe Brown                                Will Hays                                Ken Murphree

OTHER MATTERS

Management at present knows of no other business to be brought before the meeting.  However, if other business is properly brought before the meeting, it is the intention of the management to vote the accompanying Proxies in accordance with its judgment.

PROPOSALS FOR 2012 ANNUAL MEETING

Any shareholders who wish to present a proposal at the Company’s next Annual Meeting and who wishes to have the proposal included in the Company’s Proxy Statement and form of proxy for the meeting must submit the proposal to the undersigned at the address of the Company no later than December 10, 2011.

The accompanying Proxy is solicited by Management.

BY ORDER OF THE BOARD OF DIRECTORS

Date and available at
Batesville, Mississippi
On or about March 11, 2011